Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces Fourth Quarter and Fiscal Year 2024 Results

LONDON, U.K. March 31, 2025— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the fourth quarter and fiscal year ended December 29, 2024.

Fourth Quarter 2024 Highlights

•
Total revenues of $305.6 million, 5.4% year-over-year growth
•
Membership revenues grew to $109.3 million, a 15.6% increase year-over-year
•
In-House revenues of $123.4 million, down 1.5% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 1% higher year-over-year on a like-for-like basis
•
Other revenues of $72.8 million, up 3.8% year-over-year supported by strong growth in Soho Home
•
Net loss attributable to Soho House & Co Inc. was $91.7 million or $0.47 per share, inclusive of $51.6 million non-cash FX losses and $19.8 million of non-cash impairment charges
•
Adjusted EBITDA was $32.3 million, inclusive of $3.5 million out of period expenses related to Retail Inventory and Freight & Duty from 2022 & prior, $1.4 million out of period expense related to pre-paid rent from 2021, and $4.1 million expenses related to historical tax matters

Fiscal Year 2024 Highlights

•
Fiscal Year 2024 Total revenues increased 7.0% year-over-year to $1,203.8 million
•
Membership revenues of $418.0 million increased 17.2% year-over-year
•
In-House revenues grew to $481.6 million, flat year-over-year
o
Revenue Per Available Room (“RevPAR”) was 1% higher year-over-year on a Like-for-Like basis
•
Other revenues of $304.2 million, up 6.2% year-over-year supported by strong growth in Soho Home and Scorpios
•
Net loss attributable to Soho House & Co Inc. was $163.0 million or $0.84 per share, inclusive of $22.7 million non-cash FX losses and $38.5 million of non-cash impairment charges
•
Adjusted EBITDA was $131.9 million, up 14.1% from $115.6 million in fiscal year 2023, inclusive of the fourth quarter $3.5 million out of period expenses related to Retail Inventory and Freight & Duty from 2022 & prior, $1.4 million out of period expense related to pre-paid rent from 2021, and $4.1 million tax expenses related to historical tax matters, outlined above
•
Successfully opened three new Soho Houses: Portland (March 2024), Sao Paulo (June 2024), and Mews House (September 2024), alongside Scorpios Bodrum (June 2024)
•
Compared to the guidance we gave on December 19, 2024, we delivered on total Soho House members, Membership revenues, and Total revenues. Adjusted EBITDA was impacted by the out of period adjustments and tax expenses outlined above.

"The strong results we delivered in 2024 demonstrate our unrelenting focus on delivering the best member experience and operational excellence across 45 Houses around the world. We grew full year total revenues by 7% and increased adjusted EBITDA by 14%,” said Andrew Carnie, CEO of Soho House & Co.

We continued to improve the value of Every House membership, introducing a stunning House in Sao Paulo, Brazil, opening our 16th House in North America with Soho House Portland, and Soho Mews House in Mayfair, London.

Looking ahead, I’m excited by the potential our operational and finance systems transformation will unlock, fundamentally changing the way we operate. These improvements will make us a more efficient, resilient and profitable business, giving us the confidence to drive long-term growth while staying true to what makes Soho House special.

I would like to thank our teams for their passion and hard work, and members around the world for their continued loyalty.”

Transaction Update

As previously announced on December 19, 2024, the Company received an offer from a third-party consortium to take the Company private for $9.00 per share. The Company set up a Special Committee to assess the offer and the parties continue to assess the offer and a potential transaction, however no assurances can be given that the Special Committee’s assessment will result in any change in strategy, or if a transaction will be undertaken. The Company will make a further public comment regarding these matters at such time as there is a material development in the process.

Summary of Unaudited Financial Results for the Periods Ended December 29, 2024

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands, except shares and per share amount unless otherwise noted)	December 29, 2024	December 31, 2023 (As Revised)	December 29, 2024	December 31, 2023 (As Revised)
	(Unaudited)
Total revenues	$305,555	$289,985	$1,203,814	$1,125,134
Membership revenues	$109,336	$94,543	$418,026	$356,605
In-House revenues	$123,400	$125,293	$481,613	$482,155
Other revenues	$72,819	$70,149	$304,175	$286,374
Operating gain (loss)	$(70,656)	$(27,521)	$(70,041)	$(35,593)
House-Level Contribution(1)	$60,725	$64,113	$228,442	$215,008
House-Level Contribution margin (%)(1)	27%	30%	26%	27%
Other Contribution(1)	$10,422	$13,897	$60,709	$60,754
Other contribution margin (%)(1)	13%	18%	18%	19%
Net income (loss) attributable to SHCO Inc.	$(91,685)	$(61,360)	$(162,968)	$(130,543)
Adjusted EBITDA(1)	$32,292	$32,525	$131,904	$115,605
Adjusted EBITDA margin (%)(1)	11%	11%	11%	10%
Weighted average Class A and Class B Shares outstanding (basic)	194,108,544	195,126,343	195,160,322	195,589,859
Basic and diluted income (loss) per share	$(0.47)	$(0.29)	$(0.84)	$(0.67)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

The following selected items listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands)	December 29, 2024	December 31, 2023 (As Revised)	December 29, 2024	December 31, 2023 (As Revised)
	(Unaudited)
Pre-opening expenses	$1,668	$4,310	$15,626	$18,679
Non-cash rent	8,066	(49)	6,690	1,785
Deferred registration fees, net	(474)	(464)	(1,873)	(1,855)

We delivered the following highlights against our strategic priorities in the fourth quarter, 2024

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 212,447 from 208,078 in third quarter 2024, and 9.6% year-over-year
•
Focused rollout of initiatives continue to improve member experience and service in our Houses, as illustrated by high member satisfaction scores

2. Operational Excellence to Drive Profitability

•
We achieved fourth quarter 2024 Adjusted EBITDA of $32.3 million, with Adjusted EBITDA margins of 11%
•
Adjusted EBITDA was impacted by $3.5 million of out of period expenses related to Retail inventory and Freight & Duty charges from 2022 & prior, a $1.4 million out of period expense related to pre-paid rent in 2021, and $4.1 million expense for liabilities related to historical tax matters
•
Like-for-like Food & Beverage margins at our Houses improved compared to the fourth quarter 2023
•
We have continued to progress on our operational and finance transformation,

hiring a Chief Transformation Officer in November 2024 and selecting the system for our new finance ERP
•
Further streamlined corporate support functions

Membership Summary for the Quarter Ended December 29, 2024

	As of
	December 29, 2024	December 31, 2023
	(Unaudited)
Total Members	271,541	259,884
Soho House	212,447	193,865
Frozen members	10,113	7,512
Soho Friends	53,110	59,971
Soho Works	5,984	6,048
Active App Users	218,132	201,211

	As of
	December 29, 2024	December 31, 2023	January 1, 2023
	(Unaudited)
Number of Soho Houses	45	42	40
The Americas	17	15	14
United Kingdom	14	13	13
Europe/RoW	14	14	13
Number of Soho House Members	212,447	193,865	161,975
The Americas	81,361	70,284	60,439
United Kingdom	73,421	70,865	60,909
Europe/RoW	45,147	42,094	33,827
All Other	12,518	10,622	6,800
Number of Other Members	59,094	66,019	64,855
The Americas	15,985	17,615	17,864
United Kingdom	35,469	40,024	39,325
Europe/RoW	7,640	8,380	7,666
Number of Total Members	271,541	259,884	226,830
Number of Active App Users	218,132	201,211	168,641

Memberships

•
Total Members grew to 271,541 from 267,494 in third quarter 2024 and by 4.5% year-over-year
•
Total Soho House Members grew to 212,447 from 208,078 in third quarter 2024, driven by continued high retention rates, alongside membership intakes in both new and existing Houses
•
Other Memberships including Soho Friends and Soho Works was 59,094 members, a decrease of 322 from the end of the third quarter 2024

Financing

•
SHCO ended fourth quarter 2024 with Cash and cash equivalents and Restricted cash of $156 million

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA, Share-based compensation expense, impairment of intangible assets, and other applicable items. We believe that

Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses or other applicable items. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses, pre-opening expenses, foreign exchange gain/loss, Share-based compensation expense and other applicable items. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net income (loss) to Adjusted EBITDA for the 13 weeks ending December 29, 2024 and December 31, 2023 is set forth below:

	For the 13 Weeks Ended		Percent Change
	December 29, 2024 Actuals	December 31, 2023 Actuals (As Revised)	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(92,223)	$(61,700)	(49)%	(47)%
Depreciation and amortization	24,879	37,119	(33)%	(34)%
Interest expense, net	21,685	24,609	(12)%	(13)%
Income tax expense	(379)	5,425	n/m	n/m
EBITDA	(46,038)	5,453	n/m	n/m
Loss (gain) on sale of property and other, net	1,706	1,634	4%	3%
Share of profit (loss) of equity method investments	(1,445)	2,511	n/m	n/m
Foreign exchange(2)	51,645	(32,297)	n/m	n/m
Share of equity method investments adjusted EBITDA	3,795	2,054	85%	82%
Share-based compensation expense	873	4,044	(78)%	(79)%
Loss on impairment of long lived assets and intangible assets(3)	13,567	47,772	(72)%	(72)%
Loss on impairment of Goodwill(4)	6,204	—	n/m	n/m
Expenses related to the evaluation of certain strategic transactions(5)	(135)	—	n/m	n/m
Expenses related to ERP implementation(6)	1,117	—	n/m	n/m
Operational reorganization and severance expense (7)	1,003	—	n/m	n/m
Out of period operating lease liability adjustment(8)	—	(5,779)	n/m	n/m
Brand license inventory provision(9)	—	4,571	n/m	n/m
Out of period capital expenditure adjustment (10)	—	2,562
Adjusted EBITDA	$32,292	$32,525	(1)%	(2)%
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
In the 13 weeks ended December 29, 2024, the Company recognized impairment losses on intangible assets of $14 million related to the impairment on four LINE and Saguaro hotel management contracts. In the 13 weeks ended December 31, 2023, the Company recognized $48 million of impairment losses on long-lived assets (comprised of $32 million in respect of Operating lease assets and $16 million of Property and equipment, net), of which $39 million is in respect of Soho Works North America.
4.
Further, the Company recognized impairment losses of $6 million on goodwill related to the LINE and Saguaro and Soho Roc House reporting units.
5.
Primarily relating to third party advisory expenses incurred by the Company’s independent special committee in respect of the evaluation of certain strategic transactions.
6.
For the 13 weeks ended December 29, 2024, the Company incurred certain expenses related to the planned ERP system implementation.
7.
Expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams.

8.
Represents an out-of-period adjustment correcting errors with respect to the estimation of the operating lease liability identified during the 13 week period ended December 21, 2023 but relating prior financial periods. There is no material impact from the correction of this error to previously reported periods.
9.
In November 2023, the Company entered into a 10-year licensing agreement with a third party to manufacture and distribute the Company’s Cowshed brand, commencing January 1, 2024. This agreement has restricted the Company’s ability to sell certain inventories it acquired prior to entering into the agreement. As such, the Company has provided in full for the inventory it is unable to recover as a result of the entering into the agreement.
10.
Represents an out-of-period adjustment correcting an error with respect to the capitalization of certain expenses in connection to new House openings identified during the 13 week period ended December 31, 2023 but relating prior financial periods. There is no material impact from the correction of this error to previously reported periods.

A reconciliation of Operating income (loss) to House-Level Contribution & Other Contribution for the 13 weeks ending December 29, 2024 and December 31, 2023 is set forth below:

	For the 13 Weeks Ended
	December 29, 2024	December 31, 2023 Actuals (As Revised)	Change %	December 31, 2023 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(70,656)	$(27,521)	n/m	$(27,974)	n/m
General and administrative	40,152	40,202	(0)%	40,864	(2)%
Pre-opening expenses	1,668	4,310	(61)%	4,381	(62)%
Depreciation and amortization	24,879	37,119	(33)%	37,730	(34)%
Share-based compensation	873	4,044	(78)%	4,111	(79)%
Foreign exchange gain, net	51,645	(32,297)	n/m	(32,829)	n/m
Other, net	2,815	4,381	(36)%	4,453	(37)%
Loss on impairment of long lived assets and intangible assets	13,567	47,772	(72)%	48,559	(72)%
Loss on impairment of Goodwill	6,204	—	n/m	—	n/m
Non-House membership revenues	(7,909)	(7,906)	(0)%	(8,036)	2%
Other revenues	(72,819)	(70,149)	(4)%	(71,304)	(2)%
Other operating expenses	70,306	64,158	10%	65,215	8%
House-Level Contribution	$60,725	$64,113	(5)%	$65,169	(7)%
Operating Gain (Loss) Margin	(6)%	(2)%
House-Level Contribution Margin	27%	30%		30%

	For the 13 Weeks Ended
	December 29, 2024	December 31, 2023 Actuals (As Revised)	Change %	December 31, 2023 Constant Currency (1)	Constant Currency Change % (1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(70,656)	$(27,521)	n/m	$(27,974)	n/m
General and administrative	40,152	40,202	(0)%	40,864	(2)%
Pre-opening expenses	1,668	4,310	(61)%	4,381	(62)%
Depreciation and amortization	24,879	37,119	(33)%	37,730	(34)%
Share-based compensation	873	4,044	(78)%	4,111	(79)%
Foreign exchange gain, net	51,645	(32,297)	n/m	(32,829)	n/m
Other, net	2,815	4,381	(36)%	4,453	(37)%
Loss on impairment of long lived assets and intangible assets	13,567	47,772	(72)%	48,559	(72)%
Loss on impairment of Goodwill	6,204	—	n/m	—	n/m
House membership revenues	(101,427)	(86,637)	(17)%	(88,064)	(15)%
In-House revenues	(123,400)	(125,293)	2%	(127,357)	3%
In-House operating expenses	164,102	147,817	11%	150,252	9%
Total Other Contribution	$10,422	$13,897	(25)%	$14,126	(26)%
Operating Gain (Loss) Margin	(6)%	(2)%
Other Contribution Margin	13%	18%		18%
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.

A reconciliation of Net loss to Adjusted EBITDA for the Fiscal Years ending December 29, 2024 and December 31, 2023 is set forth below:

	For the Fiscal Year Ended		Percent Change
	December 29, 2024 Actuals	December 31, 2023 Actuals (As Revised)	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net loss	$(163,568)	$(129,678)	(26)%	(23)%
Depreciation and amortization	101,521	111,281	(9)%	(11)%
Interest expense, net	83,531	84,136	(1)%	(3)%
Income tax expense	13,318	10,811	23%	20%
EBITDA	34,802	76,550	(55)%	(56)%
Loss (gain) on sale of property and other, net	1,768	1,038	70%	66%
Share of profit of equity method investments	(5,090)	(1,900)	n/m	n/m
Foreign exchange(2)	22,708	(36,196)	n/m	n/m
Share of equity method investments adjusted EBITDA	10,713	9,319	15%	12%
Share-based compensation expense	16,023	20,230	(21)%	(23)%
Loss on impairment of long lived assets and intangible assets(3)	32,345	47,772	(32)%	(34)%
Loss on impairment of Goodwill(4)	6,204	—	n/m	n/m
Expenses related to shareholder activism(5)	1,885	—	n/m	n/m
Expenses related to the evaluation of certain strategic transactions(6)	2,289	—	n/m	n/m
Expenses related to ERP implementation(7)	1,117	—	n/m	n/m
Operational reorganization and severance expense(8)	7,140	—	n/m	n/m
Out of period operating lease liability adjustment(9)	—	(5,779)	n/m	n/m
Brand license inventory provision(10)	—	4,571	n/m	n/m
Adjusted EBITDA	$131,904	$115,605	14%	16%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by foreign exchange volatility impacting our non-USD debt and working capital.
3.
In fiscal year ended December 29, 2024, the Company recognized $14 million of impairment losses on long-lived assets (comprised of $11 million in respect of Operating lease assets and $3 million of Property and equipment, net) of which $14 million is in respect of Soho Works North America and $1m relates to a UK restaurant site. The Company also recognized losses of $18 million on intangible assets related to the termination of two hotel management contracts and impairment on four LINE and Saguaro hotel management contracts. Following the Company's impairment review for fiscal year ended December 31, 2023, the Company recognized $48 million of impairment losses on long-lived assets (comprised of $32 million in respect of Operating lease assets and $16 million of Property and equipment, net), of which $39 million is in respect of Soho Works North America.
4.
The Company recognized impairment losses of $6 million on goodwill related to the LINE and Saguaro and Soho Roc House reporting units.
5.
Primarily relating to professional service fees related to shareholder activism response.

6.
Primarily relating to third party advisory expenses incurred by the Company’s independent special committee in respect of the evaluation of certain strategic transactions.
7.
During fiscal year ended December 29, 2024, the Company incurred certain expenses related to the planned ERP system implementation.
8.
Expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams.
9.
Represents out-of-period adjustments correcting errors with respect to the estimation of the operating lease liability identified during fiscal 2023 but relating to prior financial periods. There is no material impact from the correction of this error to previously reported periods.
10.
In November 2023, the Company entered into a licensing agreement with a third party for the Company’s Cowshed brand. This has restricted the Company’s ability to sell certain inventories it acquired prior to entering into the agreement. As such, the Company has provided in full for inventory it is unable to recover as a result of the entering into the agreement.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the Fiscal Year ending December 29, 2024 and December 31, 2023 is set forth below:

	For the Fiscal Year Ended
	December 29, 2024	December 31, 2023 (As Revised)	Change %	December 31, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(70,041)	$(35,593)	(97)%	$(36,555)	(92)%
General and administrative	152,922	143,583	7%	147,466	4%
Pre-opening expenses	15,626	18,679	(16)%	19,184	(19)%
Depreciation and amortization	101,521	111,281	(9)%	114,291	(11)%
Share-based compensation	16,023	20,230	(21)%	20,777	(23)%
Foreign exchange (gain) loss, net	22,708	(36,196)	n/m	(37,175)	n/m
Other, net	11,843	6,006	97%	6,168	92%
Loss on impairment of long lived assets and intangible assets	32,345	47,772	(32)%	49,064	(34)%
Loss on impairment of Goodwill	6,204	—	n/m	—	n/m
Non-House membership revenues	(32,855)	(31,277)	(5)%	(32,123)	(2)%
Other revenues	(304,175)	(286,374)	(6)%	(294,119)	(3)%
Other operating expenses	276,321	256,897	8%	263,845	5%
House-Level Contribution	$228,442	$215,008	6%	$220,823	3%
Operating Loss margin	(6)%	(3)%		(3)%
House-Level Contribution Margin	26%	27%		27%

	For the Fiscal Year Ended
	December 29, 2024	December 31, 2023 (As Revised)	Change %	December 31, 2023 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(70,041)	$(35,593)	(97)%	$(36,555)	(92)%
General and administrative	152,922	143,583	7%	147,466	4%
Pre-opening expenses	15,626	18,679	(16)%	19,184	(19)%
Depreciation and amortization	101,521	111,281	(9)%	114,291	(11)%
Share-based compensation	16,023	20,230	(21)%	20,777	(23)%
Foreign exchange (gain) loss, net	22,708	(36,196)	n/m	(37,175)	n/m
Other, net	11,843	6,006	97%	6,168	92%
Loss on impairment of long-lived assets and intangible assets	32,345	47,772	(32)%	49,064	(34)%
Loss on impairment of Goodwill	6,204	—	n/m	—	n/m
House membership revenues	(385,171)	(325,328)	(18)%	(334,126)	(15)%
In-House revenues	(481,613)	(482,155)	0%	(495,195)	3%
In-House operating expenses	638,342	592,475	8%	608,498	5%
Total Other Contribution	$60,709	$60,754	(0)%	$62,397	(3)%
Operating Loss margin	(6)%	(3)%		(3)%
Other Contribution Margin	18%	19%		19%

A reconciliation of Net Debt as of December 29, 2024 and December 31, 2023 is set forth below:

	As of		Percentage change
	December 29, 2024 Actuals	December 31, 2023 Actuals (As Revised)	Actuals	Constant Currency
	(Unaudited)
Current portion of debt, net of debt issuance costs	$34,618	$29,290	18%	15%
Debt, net of current portion and debt issuance costs	656,868	635,576	3%	1%
Property mortgage loans, net of debt issuance costs	137,385	137,099	0%	(2)%
Total debt	828,871	801,965	3%	1%
Less: Cash and cash equivalents	152,716	159,155	(4)%	(7)%
Less: Restricted cash	3,602	1,951	85%	80%
Net debt	$672,553	$640,859	5%	2%

Unaudited Consolidated Statements of Operations for fiscal years 2024 and 2023 and 13 weeks ended December 29, 2024 and December 31, 2023:

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands except for per share data)	December 29, 2024	December 31, 2023 (As Revised)	December 29, 2024	December 31, 2023 (As Revised)
	(Unaudited)
Revenues
Membership revenues	$109,336	$94,543	$418,026	$356,605
In-House revenues	123,400	125,293	481,613	482,155
Other revenues	72,819	70,149	304,175	286,374
Total revenues	305,555	289,985	1,203,814	1,125,134
Operating expenses
In-House operating expenses	(164,102)	(147,817)	(638,342)	(592,475)
Other operating expenses	(70,306)	(64,158)	(276,321)	(256,897)
General and administrative expenses	(40,152)	(40,202)	(152,922)	(143,583)
Pre-opening expenses	(1,668)	(4,310)	(15,626)	(18,679)
Depreciation and amortization	(24,879)	(37,119)	(101,521)	(111,281)
Share-based compensation	(873)	(4,044)	(16,023)	(20,230)
Foreign exchange gain (loss), net	(51,645)	32,297	(22,708)	36,196
Loss on impairment of long lived assets and intangible assets	(13,567)	(47,772)	(32,345)	(47,772)
Loss on impairment of Goodwill	(6,204)	—	(6,204)	—
Other, net	(2,815)	(4,381)	(11,843)	(6,006)
Total operating expenses	(376,211)	(317,506)	(1,273,855)	(1,160,727)
Operating income (loss)	(70,656)	(27,521)	(70,041)	(35,593)
Other (expense) income
Interest expense, net	(21,685)	(24,609)	(83,531)	(84,136)
(Loss) gain on sale of property and other, net	(1,706)	(1,634)	(1,768)	(1,038)
Share of income (loss) of equity method investments	1,445	(2,511)	5,090	1,900
Total other expense, net	(21,946)	(28,754)	(80,209)	(83,274)
Income (loss) before income taxes	(92,602)	(56,275)	(150,250)	(118,867)
Income tax (expense) benefit	379	(5,425)	(13,318)	(10,811)
Net (loss) Income	(92,223)	(61,700)	(163,568)	(129,678)
Net (income) loss attributable to non-controlling interests	538	340	600	(865)
Net income (loss) attributable to Soho House & Co Inc.	$(91,685)	$(61,360)	$(162,968)	$(130,543)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted (Note 14)	$(0.47)	$(0.29)	$(0.84)	$(0.67)
Weighted average shares outstanding:
Basic and diluted (Note 14)	194,109	195,126	195,160	195,590

Condensed unaudited Consolidated Statements of Cash flows for the 52 weeks ended December 29, 2024 and December 31, 2023:

	For the Fiscal Year Ended
(in thousands)	December 29, 2024	December 31, 2023 (As Revised)(1)
	(Unaudited)
Cash flows from operating activities
Net loss	$(163,568)	$(129,678)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	101,521	111,281
Non-cash share-based compensation (Note 13)	14,665	18,875
Deferred tax expense (benefit)	(3,827)	(607)
Loss (gain) on sale of property and other, net	1,768	1,038
Loss on impairment of long lived assets and intangible assets (Note 5, Note 8, and Note 9)	32,345	47,772
Loss on impairment of Goodwill (Note 9)	6,204	—
Provision for write-down of inventories	—	6,827
Share of (income) loss of equity method investments	(5,090)	(1,900)
Amortization of debt issuance costs	2,795	2,808
Loss on debt extinguishment (Note 11)	—	3,278
PIK interest (settled), net of non-cash interest	31,827	39,300
Distributions from equity method investees	985	368
Foreign exchange loss (gain), net	22,708	(36,196)
Changes in assets and liabilities:
Accounts receivable	(21,267)	(13,807)
Inventories	2,551	(5,465)
Operating leases, net	1,738	(1,915)
Other operating assets	21,123	(16,994)
Deferred revenue	16,423	16,432
Accounts payable and accrued and other liabilities	26,776	5,571
Net cash provided by (used in) operating activities	89,677	46,988
Cash flows from investing activities
Purchase of property and equipment	(64,186)	(65,941)
Proceeds from sale of assets	—	1,368
Purchase of intangible assets	(17,746)	(17,938)
Repayment from equity method investees	10,695	—
Property and casualty insurance proceeds received	—	148
Net cash used in investing activities	(71,237)	(82,363)
Cash flows from financing activities
Repayment of borrowings (Note 11)	(1,777)	(117,790)
Payment for debt extinguishment costs (Note 11)	—	(1,686)
Proceeds from borrowings (Note 11)	1,105	140,000
Payments for debt issuance costs	—	(2,822)
Principal payments on finance leases	(383)	(407)
Distributions to non-controlling interest	(1,454)	(390)
Purchase of treasury stock, inclusive of commissions (Note 14)	(17,396)	(12,000)
Net cash provided by financing activities	(19,905)	4,905
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(3,323)	2,968
Net (decrease) increase in cash and cash equivalents, and restricted cash	(4,788)	(27,502)
Cash, cash equivalents and restricted cash
Beginning of year	161,106	188,608
End of year	$156,318	$161,106

	For the Fiscal Year Ended
(in thousands)	December 29, 2024	December 31, 2023 (As Revised)(1)
	(Unaudited)
Cash, cash equivalents and restricted cash are comprised of:
Cash and cash equivalents	152,716	159,155
Restricted cash	3,602	1,951
Cash, cash equivalents and restricted cash as of December 29, 2024 and December 31, 2023	$156,318	$161,106
Supplemental disclosures:
Cash paid for interest	$34,385	$32,254
Cash paid for income taxes	3,768	5,541
Supplemental disclosures of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	$75,039	$124,779
Acquisitions of property and equipment under finance leases	$179	$33
Prepaid capital expenditures	$6,338	$—
Accrued capital expenditures	$11,451	$13,760

Condensed Unaudited Consolidated Balance Sheet as of December 29, 2024 and December 31, 2023:

	As of
(in thousands, except for par value and share data)	December 29, 2024	December 31, 2023 (As Revised)(1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$152,716	$159,155
Restricted cash	3,602	1,951
Accounts receivable, net	78,890	58,089
Inventories	54,419	57,596
Prepaid expenses and other current assets	98,774	111,949
Total current assets	388,401	388,740
Property and equipment, net	598,270	621,388
Operating lease assets	1,135,810	1,152,288
Goodwill	195,295	206,285
Other intangible assets, net	102,610	127,240
Equity method investments	13,217	21,695
Deferred tax assets	5,306	740
Other non-current assets	4,603	9,483
Total non-current assets	2,055,111	2,139,119
Total assets	$2,443,512	$2,527,859
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$75,987	$70,316
Accrued liabilities	98,482	86,314
Current portion of deferred revenue	134,360	113,755
Indirect and employee taxes payable	33,889	40,159
Current portion of debt, net of debt issuance costs	34,618	29,290
Current portion of operating lease liabilities - sites trading less than one year	371	1,721
Current portion of operating lease liabilities - sites trading more than one year	57,078	49,436
Other current liabilities	39,377	35,831
Total current liabilities	474,162	426,822
Debt, net of current portion and debt issuance costs	656,868	635,576
Property mortgage loans, net of debt issuance costs	137,385	137,099
Operating lease liabilities, net of current portion - sites trading less than one year	90,081	68,762
Operating lease liabilities, net of current portion - sites trading more than one year	1,210,637	1,234,140
Finance lease liabilities	77,255	78,481
Financing obligation	76,900	76,624
Deferred revenue, net of current portion	23,697	30,057
Deferred tax liabilities	2,286	1,510
Non-current liabilities	23,699	5,941
Total non-current liabilities	2,298,808	2,268,190
Total liabilities	2,772,970	2,695,012

	As of
(in thousands, except for par value and share data)	December 29, 2024	December 31, 2023 (As Revised)(1)
	(Unaudited)
Shareholders’ equity
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,359,217 shares issued and 52,731,922 outstanding as of December 29, 2024 and 62,189,717 issued and 53,722,597 outstanding as of December 31, 2023; Class B common stock, $0.01 par value, 500,000,000 shares authorized, 141,500,385 shares issued and outstanding as of December 29, 2024 and December 31, 2023	2,079	2,057
Additional paid-in capital	1,246,584	1,231,941
Accumulated deficit	(1,539,500)	(1,376,532)
Accumulated other comprehensive income	35,174	29,641
Treasury stock, at cost; 13,627,295 shares as of December 29, 2024 and 10,467,120 shares as of December 31, 2023	(79,396)	(62,000)
Total shareholders’ deficit attributable to Soho House & Co Inc.	(335,059)	(174,893)
Non-controlling interest	5,601	7,740
Total shareholders’ deficit	(329,458)	(167,153)
Total liabilities and shareholders’ equity	$2,443,512	$2,527,859

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as Membership revenues plus In-House revenues less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate

In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the Non-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

ADJUSTED OTHER REVENUES. Adjusted Other Revenues is defined as Other Revenues plus non-House Membership Revenues.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 29, 2024 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at December 29, 2024 of 45 Soho Houses, 8 Soho Works, Scorpios Beach Clubs in Mykonos and Bodrum, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)